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                                                               Exhibit 99.B10(A)


                                            April 23, 2002


United Investors Life Insurance Company
2001 Third Avenue South
Birmingham, AL 35233

Re: United Investors Annuity Variable Account (Advantage II)
    Form N-4 File No. 33-12000
    --------------------------

Gentlemen:

    We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 19 to the Registration Statement on Form N-4 filed by United Investors Life Insurance Company for certain variable annuity policies (File No. 33-12000). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                              Very truly yours,

                                              SUTHERLAND ASBILL & BRENNAN LLP


                                              By: /s/ Frederick R. Bellamy
                                                  ------------------------
                                                  Frederick R. Bellamy

FRB:dk